Morgan, Lewis & Bockius LLP

2020 K Street NW

Washington, DC 20006-1806

Tel. +1.202.373.6000

Fax: +1.202.373.6001

www.morganlewis.com

July 29, 2015

WisdomTree Trust

245 Park Avenue

35th Floor

New York, NY 10167

Re:	WisdomTree Trust

Ladies and Gentlemen:

We have acted as counsel to WisdomTree Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment Number 445 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 29, 2015 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest (the “Shares”) of each separate series of the Trust listed on Schedule A hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated December 15, 2005 filed with the Secretary of State (the “Certificate of Trust”);

(c)	A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Trust Instrument (the “Instrument”), the Trust’s By-Laws (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares of the Funds (the “Resolutions”); and

(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the proof referred to in paragraph (d) above. We have also assumed for the purposes of this opinion that the Instrument, the Certificate of Trust and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

Almaty  Astana  Beijing  Boston  Brussels  Chicago  Dallas  Dubai   Frankfurt  Hartford  Houston  London  Los Angeles  Miami

  Moscow  New York  Orange County  Paris  Philadelphia  Pittsburgh   Princeton  San Francisco  Santa Monica

  Silicon Valley  Singapore  Tokyo  Washington  Wilmington

July 29, 2015

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Instrument or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Instrument and the Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

July 29, 2015

Schedule A

Fund Name

WisdomTree Total Dividend Fund

WisdomTree LargeCap Dividend Fund

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree High Dividend Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree Total Earnings Fund

WisdomTree Earnings 500 Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree LargeCap Value Fund

WisdomTree International Equity Fund

WisdomTree International High Dividend Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Japan Quality Dividend Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Australia Dividend Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Korea Hedged Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree Global High Dividend Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Global ex-U.S. Utilities Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree Commodity Country Equity Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged Quality Dividend Growth Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Health Care Fund

WisdomTree Japan Hedged Tech, Media and Telecom Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Emerging Markets High Dividend Fund

July 29, 2015

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund

WisdomTree India Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree China ex-State-Owned Enterprises Fund